                                                                   EXHIBIT 10.21

                                AMENDMENT NO. 2

                                      TO

                            STOCKHOLDERS' AGREEMENT


          AMENDMENT NO. 2 TO STOCKHOLDERS' AGREEMENT ("Amendment No. 2") dated as of June 8, 1999, by and among AT&T WIRELESS PCS INC., a Delaware corporation (together with its Affiliated Successors (as hereinafter defined), "AT&T PCS"), the investors listed under the heading "Cash Equity Investors" on the signature pages hereto (individually, each a "Cash Equity Investor" and, collectively, with any of their respective Affiliated Successors, the "Cash Equity Investors"), the individuals listed under the heading "Management Stockholders" on the signature pages hereto (individually, each a "Management Stockholder" and, collectively, the "Management Stockholders") and TRITON PCS HOLDINGS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such term in the Stockholders' Agreement referred to below.

          WHEREAS, each of the parties hereto (other than the Company) are Stockholders of the Company;

          WHEREAS, the parties hereto are parties to that certain Stockholders' Agreement, dated as of February 4, 1998 (as amended, the "Stockholders' Agreement"), pursuant to which, among other things, the parties hereto entered into certain agreements regarding the operation of the Company's business;

          WHEREAS, AT&T PCS, the Company and Triton PCS License Company L.L.C., Delaware limited liability company and an indirect wholly-owned subsidiary of the Company ("Triton License Company"), are parties to that certain License Exchange and Acquisition Agreement, dated as of June 8, 1999 (the "License Exchange and Acquisition Agreement"), pursuant to which, among other things, effective upon the closing of the transactions contemplated thereby (the "License Exchange and Acquisition Closing"), (i) AT&T PCS will acquire from Triton License Company a portion of the A Block PCS License for the Washington-Baltimore MTA covering the Cumberland, MD BTA and the Hagerstown, MD-Chambersburg, PA-Martinsburg, WV BTA (collectively, the "Hagerstown\Cumberland Markets"), and, in exchange therefor, Triton License Company will acquire from AT&T PCS a portion of the A Block PCS License for the Atlanta, GA MTA covering the Athens, GA BTA (the "Athens Market"), and (ii) the Company will acquire from AT&T PCS a portion of the A Block PCS License for the Atlanta, GA MTA covering each of Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA within the Atlanta, GA MTA (such counties, together with the Athens Market, are hereinafter referred to as the "Additional Markets"), on the terms set forth therein;

          WHEREAS, pursuant to the License Exchange and Acquisition Agreement it was agreed, and the Company and AT&T PCS desire, that, effective upon the License Exchange and Acquisition Closing, the Stockholders' Agreement be amended to provide that (i) the terms "Business" and "PCS Territory", each as used in the Stockholders Agreement, be amended to, among other things, include the Additional Markets and delete the Hagerstown/Cumberland Markets; and (ii)
Schedule V to the Stockholders' Agreement include the build-out plan for the Additional Markets and delete the portion of the build-out plan relating to the Hagerstown/ Cumberland Markets (collectively, the "License Exchange and Acquisition Amendments"); and

          WHEREAS, the Stockholders desire to clarify certain other provisions of the Stockholders' Agreement.

          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and in the License Exchange and Acquisition Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.   Amendments.  (a) From and after the Amendment Effectiveness Date
               ----------
(as hereinafter defined):

               (i) Section 3.1(d) of the Stockholders' Agreement shall be amended and restated in its entirety as follows:

               "(d) one (1) individual nominated by AT&T PCS pursuant to the Restated Certificate in its capacity as holder of Series A Preferred Stock (the "Series A Preferred Director") so long as it has the right to nominate one director in accordance with the Restated Certificate";

               (ii)   The second sentence immediately following clause (d) of
               Section 3.1 of the Stockholders' Agreement shall be amended and restated in its entirety as follows:

               "In the event that AT&T PCS shall cease to be entitled to nominate the Series A Preferred Director, such director shall resign (or the other directors or Stockholders shall remove such director) from the Board of Directors and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly.";

               (iii)  The last sentence of the penultimate paragraph of Section
               3.1 of the Stockholders' Agreement shall be amended and restated in its entirety as follows:

               "In addition, so long as AT&T PCS has the right to nominate one director in accordance with the Restated Certificate, up to two (2) Regional Directors (in regions overlapping with or in geographic proximity to the Territory) shall have the right to attend each meeting of the Board of Directors as an observer.";

               (iv) The following Section 3.11 shall be added to the Stockholders' Agreement in its entirety:

               "3.11.  Series A Preferred Director.  For so long as AT&T PCS
                       ---------------------------
          shall have the right to nominate a Series A Preferred Director to the Board of Directors in accordance with the Restated Certificate, each of the Stockholders hereby agrees that it will vote all of the shares of Series C Preferred Stock and Common Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of any such Series A Preferred Director so nominated by AT&T PCS to serve on the Board of Directors and such obligation of the Stockholders to cause the election of any such Series A Preferred Director shall continue until the termination of this Agreement in accordance with Section 12.3."

               (v)  Clause (a) of the definition of "Business" contained in
               Section 1 of the Stockholders' Agreement is hereby amended and restated as follows:

               "(a)   owning, constructing and operating systems to provide
          Company Communications Services on frequencies licensed to the Company for Commercial Mobile Radio Services pursuant to the Licenses described on Schedule XII;"

               (vi) Schedule 1 hereto is hereby added to the Stockholders' Agreement in its entirety as Schedule XII thereto; and

          (b) From and after the later to occur of (x) the Amendment Effectiveness Date, and (y) the date of the License Exchange and Acquisition Closing, without any further action on the part of the parties hereto, the License Exchange and Acquisition Amendments shall be effective and in full force and effect as set forth below:

               (i) Schedule V to the Stockholders' Agreement, "Minimum Build-Out Plan", shall be amended and restated in its entirety as set forth on Schedule 2 hereto; and

               (ii) Schedule VI to the Stockholders' Agreement, "PCS Territory", is hereby amended and restated in its entirety as set forth on
               Schedule 3 hereto:

               (iii) Schedule XII to the Stockholders' Agreement is hereby amended as follows:

          (A)  To include the following PCS License:

                    "4.   The 20 MHz PCS License covering the Athens, GA BTA
               within the Atlanta, GA MTA and each of Bryan County, GA, Effingham County, GA, Chatham County, GA and Liberty County, GA within the Atlanta, GA MTA acquired by the Company pursuant to the License Exchange and Acquisition Agreement dated as of June 8, 1999 among AT&T PCS, the Company and Triton PCS License Company L.L.C."; and

          (B) Item 1 of Schedule XII to the Stockholders' Agreement is hereby amended and restated in its entirety as follows:

          "1. The AT&T PCS Contributed Licenses; provided, that, the AT&T Contributed PCS Licenses shall not include any portion of such Licenses covering the Hagerstown, MD-Chambersburg, PA-Martinsburg, WV BTA or the Cumberland, MD BTA".

          2.   Amendment Effectiveness Date.  This Amendment No. 2 shall be
               ----------------------------
effective on the date that a counterpart hereof shall have been executed by each of the Company, AT&T PCS, holders of 66 2/3% of the Common Stock Beneficially Owned by the Cash Equity Investors and holders of 60.1% of the Common Stock Beneficially Owned by the Management Stockholders (the "Amendment Effectiveness Date").

          3.   Representation and Warranties.  (a) Each of the Company, as to
               -----------------------------
itself, each Cash Equity Investors, as to itself, and AT&T PCS, as to itself, represents and warrants, as applicable, to each of the other parties as follows:

               (i) It is a corporation, limited liability company, general partnership or limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               (ii) It has the requisite power, authority and capacity to execute, deliver and perform this Amendment No. 2.

               (iii) The execution and delivery of this Amendment No. 2 by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members, as applicable) are necessary to authorize this Amendment No. 2.

               (iv) This Amendment No. 2 has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

               (v) The execution, delivery and performance by it of this Amendment No. 2 will not (A) conflict with, or result in a breach or violation of, any provision of its organizational documents;
               (B) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (x) any Law or License, or (y) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a material adverse effect on it or its ability to perform its obligations hereunder.

               (vi) There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have a material adverse effect on its ability to enter into this Amendment No. 2 or to fulfill its obligations hereunder.

          (b) Each Management Stockholder represents and warrants, as to itself, to each of the other parties as follows:

               (i) He or she has the requisite capacity to execute, deliver and perform this Amendment No. 2.

               (ii) This Amendment No. 2 has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

               (iii) The execution, delivery and performance by him or her of this Amendment No. 2 will not require any Consent, except in each case, where the failure to obtain or give such Consent would not have a material adverse effect on his or her ability to perform its or his obligations hereunder.

               (iv) There is no action, proceeding or investigation pending or, to the knowledge of him or her, threatened against him or her or any of his or her properties or assets that would be reasonably expected to have a material adverse effect on his or her ability to enter into this Amendment No. 2 or to fulfill his or her respective obligations hereunder.

          4.   Severability of Provisions.  Any provision of this Amendment No.
               --------------------------
2 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          5.   Agreements to Remain in Full Force and Effect.  This Amendment
               ---------------------------------------------
No. 2 shall be deemed to be an amendment to the Stockholders' Agreement. All references to the Stockholders' Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Stockholders' Agreement as amended hereby. Except as amended hereby, the Stockholders' Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

          6.   Heading.  The headings in this Amendment No. 2 are inserted for
               -------
convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 2 or any provision thereof.

          7.   Counterparts.  This Amendment No. 2 may be executed in
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          8.   Governing Law.  This Amendment No. 2 shall be governed and
               -------------
construed in accordance with the laws of the State of Delaware.


                           [signature pages follow]

          IN WITNESS WHEREOF, each of the parties has executed or consent this Agreement be executed by its duly authorized officers as of the date first written above.

                            AT&T WIRELESS PCS INC.


                            By: /s/ W. Hogue
                                ------------------------------------------------
                                Name:  William W. Hogue
                                Title: Senior Vice President


                            TRITON PCS HOLDINGS, INC.


                            By: /s/ David D. Clark
                               -------------------------------------------------
                                Name:  David D. Clark
                                Title: SR V.P & CFO


CASH EQUITY INVESTORS:
                            CB CAPITAL INVESTORS, L.P.

                            By:  CP Capital Investors, Inc., its general partner


                            By: /s/ [SIGNATURE ILLEGIBLE]^^
                               -------------------------------------------------
                                Name:
                                Title:


                            J.P. MORGAN INVESTMENT CORPORATION


                            By: /s/ J. W. Watkins
                               -------------------------------------------------
                               Name:  John W. Watkins
                               Title: MD

                            SIXTY WALL STREET SBIC FUND, L.P.

                            By: Sixty Wall Street SBIC Corporation,
                                its general partner


                            By:  /s/ J. W. Watkins
                               ------------------------------------------------
                               Name:  John W. Watkins
                               Title: MD


                            PRIVATE EQUITY INVESTORS III, L.P.

                            By: Rohit M. Desai Associates, III, L.L.C.,
                                its general partner


                            By: /s/ [SIGNATURE ILLEGIBLE]^^
                               -------------------------------------------------
                               Name:
                               Title:


                            EQUITY-LINKED INVESTORS-II

                            By:  Rohit M. Desai Associates-II,
                                 its general partner


                            By: /s/ [SIGNATURE ILLEGIBLE]^^
                               -------------------------------------------------
                               Name:
                               Title:


                            TORONTO DOMINION CAPITAL (USA), INC.


                            By: /s/ [SIGNATURE ILLEGIBLE]^^
                               -------------------------------------------------
                               Name:  Christopher J. ILLEGIBLE
                               Title: Vice President

                            FIRST UNION CAPITAL PARTNERS, INC.


                            By: /s/ Pearle Landry
                               -------------------------------------------------
                               Name:  Pearle Landry
                               Title: Vice President


                            DAG-TRITON PCS, L.P.

                            By:  Duff Ackerman Goodrich, L.L.C.,
                                 its general partner


                            By: /s/ John M. Duff Jr.
                               -------------------------------------------------
                               Name:  John M. Duff Jr.
                               Title: Managing Director

  MANAGEMENT STOCKHOLDERS:
                            MICHAEL E. KALOGRIS


                            /s/ M. E. Kalogris
                            ----------------------------------------------------

                            STEVEN R. SKINNER


                            /s/ Steven R. Skinner
                            ----------------------------------------------------

                            DAVID D. CLARK


                            /s/ David D. Clark
                            ----------------------------------------------------

                            CLYDE SMITH


                            /s/ Clyde Smith
                            ----------------------------------------------------

                            PATRICIA GALLAGHER


                            ____________________________________________________


                            DAVID STANDIG

                            By:  Michael E. Kalogris pursuant to Irrevocable
                                 -------------------------------------------
                                 Proxy dated March 26, 1999
                                 --------------------------


                            /s/ M. E. Kalogris
                            ----------------------------------------------------


                            MICHAEL MEARS


                            /s/ Michael Mears
                            ----------------------------------------------------

                            MICHAEL E. KALOGRIS, AS TRUSTEE UNDER AMENDED AND RESTATED COMMON STOCK TRUST AGREEMENT FOR MANAGEMENT EMPLOYEES AND INDEPENDENT DIRECTORS DATED JUNE 26, 1998


                            /s/ M. E. Kalogris
                            ----------------------------------------------------


                            SCOTT ANDERSON


                            /s/ Scott Anderson
                            ----------------------------------------------------

                            JOHN BELETIC


                            /s/ John Beletic
                            ----------------------------------------------------

                                                                      Schedule 1
                                                              to Amendment No. 2
                                                      to Stockholders' Agreement


                    SCHEDULE XII TO STOCKHOLDERS' AGREEMENT


Licenses included in clause (a) of the definition of "Business":

1.   AT&T PCS Contributed Licenses

2.   The Permitted Cellular Licenses

3. The 20 MHz PCS License for the Norfolk, VA BTA acquired by the Company pursuant to the Asset Purchase Agreement dated as of August 20, 1998 between AT&T PCS and the Company

                                                                   Schedule 2 to
                                                                 Amendment No. 2
                                                      to Stockholders' Agreement


                     SCHEDULE V TO STOCKHOLDERS' AGREEMENT

                             TRITON COMMUNICATIONS


A.  GENERAL MINIMUM BUILDOUT PLAN/1/

       PHASE I 4.4 million pops (40% total pops) within 2 years of closing of the Securities Purchase Agreement.

                 11 cities with 3.4 million pops

                 Buildout core metro area and suburbs.

                 Greenville, South Carolina
                 Spartanburg, South Carolina
                 Richmond, Virginia
                 Petersburg, Virginia
                 Charlottesville, Virginia
                 Columbia, South Carolina
                 Florence, South Carolina
                 Charleston, South Carolina
                 Anderson, South Carolina
                 Augusta, Georgia
                 Roanoke, Virginia

_________________________

     /1/ This Section A constitutes the minimum buildout plan for the PCS Territory; provided, that this Section A shall only cover the minimum build out for that portion of the PCS Territory for which a separate minimum buildout plan is not specified in this Schedule V, as amended from time to time. All percentages of pops for any portion of the PCS Territory required to be covered under this Section A shall be measured separately, in accordance with this Section A, and shall exclude any pops required to be covered pursuant to any minimum buildout plan specified for any other portion of the PCS Territory in this Schedule V, as amended from time to time.

                    Over 600 miles of interstate and other primary and key secondary roads with an additional 1.0 million pops.

                    I-95 Charleston to Savannah
                    I-85 Atlanta to Charlotte borders
                    I-95 Richmond to Fredericksburg
                    I-64 Charlottesville to Williamsburg
                    I-26/385 Greenville - Spartanburg to Charleston I-77 Columbia to Rockhill
                    I-20 Atlanta border (Augusta) to Florence

       PHASE II Additional 2.2 million pops (20% total pops) within 3-1/2 years of closing of the Securities Purchase Agreement.

                    Key secondary cities and connecting highway corridors as defined by marketing and competitive situation.

       PHASE III    Final 1.8 million pops (17% total pops) within 5 years of
                    closing of the Securities Purchase Agreement.

B.     MINIMUM BUILD-OUT PLAN FOR NORFOLK, VIRGINIA BTA/2/

               1.4 million pops (80% of total pops) in the Norfolk, VA BTA within 5 years of the closing of the Securities Purchase Agreement, with such minimum build-out bench marks within such five year period as shall be mutually agreed to by AT&T PCS and the Company.



________________________

       /2/ All percentages of pops for the Norfolk, Virginia BTA required to be covered under this Section B shall be measured only with respect to the Norfolk, VA BTA, in accordance with Section B.

C. MINIMUM BUILDOUT PLAN FOR ATHENS, GA BTA AND EACH OF BRYAN COUNTY, GA, CHATHAM COUNTY, GA, EFFINGHAM COUNTY, GA AND LIBERTY COUNTY, GA WITHIN THE ATLANTA MTA, COLLECTIVELY/3/

     PHASE I 206,000 pops (40% total pops) within 2 years of closing of the Securities Purchase Agreement.

     PHASE II Additional 103,000 pops (20% total pops) within 3-1/2 years of closing of Securities Purchase Agreement.

     PHASE III Final 104,000 pops (20% total pops) within 5 years of closing of Securities Purchase Agreement.



_______________________

     /3/ All percentages of pops for the Athens, GA BTA and each of Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA within the Atlanta MTA required to be covered under this Section C shall be measured only with respect to the Athens, GA BTA and such counties, in accordance with this Section C.

                                                                   Schedule 3 to
                                                                 Amendment No. 2
                                                      to Stockholders' Agreement

                                  SCHEDULE VI

                                 PCS TERRITORY
                                 -------------

I.     From Washington MTA                                 BTA Market Designator
       Charlottesville, VA                                  B075
       Fredericksburg, VA                                   B156
       Harrisonburg, VA                                     B183
       Winchester, VA                                       B479

II.    From Richmond MTA
       Danville, VA                                         B104
       Lynchburg, VA                                        B266
       Martinsville, VA                                     B284
       Norfolk-Virginia Beach, Newport News,
        Hampton, VA                                         B324
       Richmond, VA                                         B374
       Roanoke, VA                                          B376
       Staunton-Waynesboro, VA                              B430

III.   From Knoxville MTA
       Kingsport, Johnson City, TN-Bristol VA               B229
       Middlesboro, TN                                      B295

IV.    From Atlanta MTA
       Augusta, GA                                          B026
       Savannah, GA (Beaufort, Hampton, Jasper,
        Bryan, Effingham, Chatham and Liberty Counties)     B410
       Athens, GA                                           B022

V.     From Charlotte MTA
       Anderson, SC                                         B016
       Ashville-Hendersonville, NC                          B020
       Charleston, SC                                       B072
       Columbia, SC                                         B091

       Fayetteville-Lumberton, NC                           B141
       Florence, SC                                         B147
       Goldsboro-Kinston, NC                                B165
       Greenville-Spartanburg, SC                           B177
       Greenville-Washington, NC                            B176
       Greenwood, SC                                        B178
       Hickory-Lenoir-Morgantan, NC                         B189
       Jacksonville, NC                                     B214
       Myrtle Beach, SC                                     B312
       New Bern, NC                                         B316
       Orangeburg, SC                                       B335
       Roanoke Rapids, NC                                   B377
       Rocky Mount-Wilson, NC                               B382
       Sumter, SC                                           B436
       Wilmington, NC                                       B478

                                      -2-